Exhibit 23.8

Brook Hunt	WOBURN HOUSE
Woburn House	45 HIGH STREET
45 High Street	ADDLESTONE
Addlestone	SURREY KT15 1TU
Surrey KT1 ITU	ENGLAND
England	TEL: +44 (0) 1932 878 000
FAX: +44 (0) 1932 878 001
2nd November 2005	e-mail: metals@brookhunt.com
WEB: www.brookhunt.com

Consent of Brook Hunt

Brook Hunt hereby consents to the references to our firm in the form and context in which they appear in the Form F-1 Registration Statement of Peru Copper, Inc.

Brook Hunt

By:	/s/ Mark Denchfield
Name:	MARK DENCHFIELD
Title:	MARKETING ADMINISTRATOR

Brook Hunt & Associates Limited. Incorporated in England No. 1219287. Registered Office as above.